Exhibit 10.1

AMENDMENT NO. 5 TO 12% SENIOR SECURED CONVERTIBLE PROMISSORY NOTE

This Amendment No. 5 to the 12% Senior Secured Convertible Promissory Note (this “Amendment”) dated effective March 1, 2023 is by and between IIOT-OXYS, Inc., a Nevada corporation (the “Borrower”), on the one hand, and Sergey Gogin (the “Holder”), on the other hand. The Borrower and the Holder will be referred to individually as a “Party” and collectively as the “Parties.” Any capitalized terms not defined in this Amendment will have the meaning set forth in the 12% Senior Secured Convertible Promissory Note dated January 22, 2018, as amended, issued by the Borrower to the Holder (the “Note”), attached hereto as Exhibit A.

RECITALS

WHEREAS, on January 22, 2018, the Borrower issued to the Holder the Note in the original principal amount of $500,000;

WHEREAS, the Note has previously been amended on four separate occasions, with the last amendment amending the maturity date to March 1, 2023 (the “Maturity Date”), amongst other revisions;

WHEREAS, the Note matured on March 1, 2023 and was not paid by the Borrower, which constituted an Event of Default under the Note;

WHEREAS, the Parties wish to amend the Note to revise the Maturity Date to March 1, 2024, subject to extensions; and

WHEREAS, the Parties also wish to amend the conversion terms of the Note and to issue to the Holder shares of Common Stock as consideration for the Amendment.

THEREFORE, in consideration of the foregoing recitals, mutual covenants contained herein, and other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as set forth below.

AGREEMENT

1. Revised Conversion Terms. Pursuant to Section 7(i) of the Note, Sections 4(a) and 4(b) of the Note are hereby amended so that, as amended, Sections 4(a) and 4(b) of the Note read as follows:

(b) Section 4. Conversion.

a) Voluntary Conversion. Beginning on July 21, 2023, at the option of the Holder, the Holder may only convert an aggregate of Fifty Thousand Dollars ($50,000) of the Note and the 12% Senior Secured Convertible Promissory Note dated March 6, 2019, as amended, issued by the Borrower to YVSGRAMORAH LLC, an affiliate of the Holder (the “YVSGRAMORAH Note”) into Common Shares of the Borrower over the following three (3) months and the Holder may only convert additional aggregates of Fifty Thousand Dollars ($50,000) over each three (3)-month period (the “Quarterly Periods”). If during any Quarterly Period, the Holder or the holder of the YVSGRAMORAH Note (together, the “Holders”) makes a conversion during the third (3rd) month of the Quarterly Period, neither of the Holders shall make any subsequent conversions until at least one (1) month has passed. During any Quarterly Period, in the event that the average daily trading amount is at least Twenty Five Thousand Dollars ($25,000) for the prior thirty (30) days, the Holder may convert an aggregate of One Hundred Thousand Dollars ($100,000) for the remainder of the Quarterly Period. Under the Note, “daily trading amount” means the daily amount of shares traded multiplied by the lowest traded daily share price. Under no circumstances may the Holder convert more than One Hundred Thousand Dollars ($100,000) during any Quarterly Period. The Holder shall effect conversions by delivering to the Company a Notice of Conversion, the form of which is attached hereto as Annex A (each, a “Notice of Conversion”), specifying therein the date on which such conversion shall be effected (such date, the “Conversion Date”). If no Conversion Date is specified in a Notice of Conversion, the Conversion Date shall be the date that such Notice of Conversion is deemed delivered hereunder. To effect conversions hereunder, the Holder shall be required to physically surrender this Note to the Company. The Company may deliver an objection to any Notice of Conversion within two (2) Business Days of delivery of such Notice of Conversion.

b) Conversion Price. The Conversion Price of the Common Stock into which the Principal Amount, or the then outstanding interest due thereon, of this Note is convertible shall be the volume-weighted average price (“VWAP”) per Common Share of the Borrower (subject to adjustments as described herein) for the previous ten (10) Trading Days. The Borrower shall provide the VWAP upon written notice from the Holder. “Trading Days” is defined herein as a day on which any of the following markets or exchanges on which the Common Shares of the Borrower is listed or quoted for trading on the date in question: the NYSE MKT, the Nasdaq Capita Market, the Nasdaq Global Market, the Nasdaq Global Select Market, the New York Stock Exchange, the OTCQB, or the OTC Markets (or any successors to any of the foregoing). In the event the Company (i) makes a distribution or distributions on Common Shares payable in Common Shares or any Common Share Equivalents (which, for avoidance of doubt, shall not include any Common Shares issued by the Company upon conversion of, or payment of interest on, the Notes), (ii) subdivides outstanding Common Shares into a larger number of Common Shares, (iii) combines (including by way of a reverse split) outstanding Common Shares into a smaller number of Common Shares or (iv) issues, in the event of a reclassification of Common Shares, any Common Shares of the Company, then the Conversion Price shall be adjusted by multiplying the Conversion Price by a fraction of which the numerator shall be the number of Common Shares outstanding immediately before such event, and of which the denominator shall be the number of Common Shares outstanding immediately after such event. Any adjustment made pursuant to this Section shall become effective immediately after the record date for the determination of members entitled to receive such distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.

2. Extended Maturity Date. Pursuant to Section 7(i) of the Note, the definition of “Maturity Date,” as defined in the Note, is “March 1, 2024, subject to additional one-year extensions in the event the Borrower does not receive prior written notice from the Holder of the Holder’s refusal to extend the Maturity Date.”

3. Revision of Event of Default. Pursuant to Section 7(i) of the Note, the definition of “Event of Default” is amended to exclude the requirement to make interest payments and also the following:

vi.	the closing price of the Common Shares the Trading Market is less than $0.008 per share for ten (10) consecutive Trading Days.

4. Incentive Shares. Pursuant to Section 7(i) of the Note, the following ARTICLE V is inserted prior to the existing ARTICLE V and the existing ARTICLE V is renumbered to ARTICLE VI (including the renumbering of all subsections of ARTICLE V):

ARTICLE V

INCENTIVE SHARES

5.1 Upon request of the Holder, the Borrower shall issue the Holder Twenty Thousand Dollars ($20,000) worth of Common Shares (the “1st Incentive Shares”) and the price per 1st Incentive Share shall be the VWAP per Common Share of the Borrower (subject to adjustments as described herein) for the previous ten (10) Trading Days.

5.2 The Borrower shall use its best efforts to file a registration statement registering the resales of the 1st Incentive Shares within forty-five (45) calendar days from the date hereof. The Borrower shall use is best efforts to have the registration statement declared “effective” within sixty (60) calendar days from its filing. The Borrower shall use its best efforts to have a registration statement registering the resales of the 1st Incentive Shares remain effective until such time that the Holder no longer holds any such 1st Incentive Shares.

5.3 Upon full conversion of the Note and the YVSGRAMORAH Note, the Borrower shall issue to the Holder Fifty Thousand ($50,000) worth of Common Shares (the “2nd Incentive Shares”) and the price per 2nd Incentive Share shall be the VWAP per Common Share of the Borrower (subject to adjustments as described herein) for the previous ten (10) Trading Days.

5.4 The Borrower shall use its best efforts to file a registration statement registering the resales of the 2nd Incentive Shares within forty-five (45) calendar days from the date of issuance. The Borrower shall use is best efforts to have the registration statement declared “effective” within sixty (60) calendar days from its filing. The Borrower shall use its best efforts to have a registration statement registering the resales of the 2nd Incentive Shares remain effective until such time that the Holder no longer holds any such 2nd Incentive Shares.

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5. Waiver of Prior Defaults. Upon entering into this Amendment, the Holder hereby waives all “Events of Default” pertaining to the Note, known or unknown to the Holder, by Borrower prior to the date hereof. The Holder also waives all defaults of the Transaction Documents, known or unknown to the Holder by Borrower prior to the date hereof.

6. No Other Changes. Except as amended hereby, the Transaction Documents will continue to be, and will remain, in full force and effect. Except as provided herein, this Amendment will not be deemed (i) to be a waiver of, or consent to, or a modification or amendment of, any other term or condition of the Note or (ii) to prejudice any right or rights which the Parties may now have or may have in the future under or in connection with the Note or any of the instruments or agreements referred to therein, as the same may be amended, restated, supplemented or otherwise modified from time to time.

7. Authority; Binding on Successors. The Parties represent that they each have the authority to enter into this Amendment. This Amendment will be binding on, and will inure to the benefit of, the Parties to it and their respective heirs, legal representatives, successors, and assigns.

8. Governing Law and Venue. This Amendment and the rights and duties of the Parties hereto will be construed and determined in accordance with the terms of the Note.

9. Incorporation by Reference. The terms of the Note, except as amended by this Amendment, are incorporated herein by reference and will form a part of this Amendment as if set forth herein in their entirety.

10. Counterparts; Facsimile Execution. This Amendment may be executed in any number of counterparts and all such counterparts taken together will be deemed to constitute one instrument. Delivery of an executed counterpart of this Amendment by facsimile or email will be equally as effective as delivery of a manually executed counterpart of this Amendment.

[Signature Page to Follow]

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IN WITNESS WHEREOF, each of the undersigned has executed this Amendment the respective day and year set forth below:

BORROWER:	IIOT-OXYS, Inc.
Date: July 21, 2023	By /s/ Clifford L. Emmons
Clifford L. Emmons, CEO
HOLDER:
Date: July 21, 2023	By /s/ Sergey Gogin
Sergey Gogin, an Individual

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EXHIBIT A

12% Senior Secured Convertible Promissory Note dated January 22, 2018, as Amended

[See Attached]

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